Exhibit 99.1

Crystal River Capital, Inc.
Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

FOR IMMEDIATE RELEASE

MONDAY, AUGUST 11, 2008

Crystal River’s management will host a dial-in teleconference to review its second quarter 2008 financial results on August 11, 2008, at 11:00 a.m. (EDT). The teleconference can be accessed by dialing 888-259-8387 or 913-312-0836 (International). A replay of the recorded teleconference will be available through August 25, 2008. The replay can be accessed by dialing 888-203-1112 or 719-457-0820 (International) and entering passcode 9477479. A live audio webcast of the call will be accessible on the Company’s website, www.crystalriverreit.com, via a link from the Investor Relations section. A replay of the audio webcast will be archived in the Investor Relations section of the Company’s website.

CRYSTAL RIVER REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

NEW YORK, NY—August 11, 2008—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (NYSE: CRZ) today announced its results for the quarter ended June 30, 2008.

Separately, the Company announced that its Board of Directors has declared a third quarter dividend of $0.10 per share.

For additional information, please refer to Crystal River’s letter to stockholders, which has been posted to the Investor Relations section of the Company’s website at www.crystalriverreit.com.

I.	SECOND QUARTER UPDATE

•

Liquidity and leverage update: Crystal River continued its focus on reducing leverage by paying down its repurchase agreement debt to $22.1 million at June 30, 2008 from $408.7 million at March 31, 2008 and decreasing the outstanding debt under its secured revolving credit facility to $38.4 million at June 30, 2008 from $48.2 million at March 31, 2008. At the time of this release, the Company had further reduced its outstanding repurchase debt balance to $14.0 million, while holding the amount drawn under its revolving credit facility at $38.9 million.

•

Operating results: The net loss for the quarter ended June 30, 2008 totaled $75.5 million, or $3.04 per share. Operating Earnings (defined below) for the quarter ended June 30, 2008 totaled $16.6 million, or $0.67 per share, compared to $16.8 million, or $0.67 per share, for the second quarter of 2007 and $19.5 million, or $0.79 per share, for the first quarter of 2008. The decrease over the first quarter was primarily attributable to lower interest income resulting from the first quarter sale of Crystal River’s Agency MBS portfolio partially offset by lower interest expense on the debt supporting the remainder of the portfolio.

•	Book value: Crystal River’s GAAP book value decreased to $2.46 at June 30, 2008 from $5.37 at March 31, 2008.

•

Portfolio activity and subsequent events: During the second quarter, Crystal River sold whole loans for $78.2 million that the Company had designated for sale in the first quarter of 2008. The remaining loans that had been designated for sale in the first quarter were sold in July 2008 for $27.1 million. Also following the end of the second quarter of 2008, the Company’s $9.6 million investment in the Birchwood Acres construction loan matured. The investment, which paid off at par, had a floating-rate coupon of LIBOR plus 3.1%. The proceeds from the sales and the loan repayment were used to repay debt.

Discussion of Results

Net Investment Income (defined below) for the quarter ended June 30, 2008 totaled $21.6 million, or $0.87 per share, compared to Net Investment Income of $20.0 million, or $0.80 per share, for the second quarter of 2007 and Net Investment Income of $24.6 million, or $0.99 per share, for the first quarter of 2008. The decrease over the first quarter of 2008 was primarily attributable to lower interest income resulting from the first quarter sale of the Company’s Agency MBS portfolio partially offset by lower interest expense on the debt supporting the remainder of the portfolio.

The net loss for the quarter ended June 30, 2008, totaled $75.5 million, or $3.04 per share, compared to a net loss of $9.1 million, or $0.36 per share, for the second quarter of 2007 and a net loss of $137.7 million, or $5.56 per share, for the first quarter of 2008. The primary contributors to the second quarter 2008 net loss were impairment charges and mark-to-market adjustments totaling $87.7 million. Finally, the Company also recorded a $7.4 million loan loss allowance on its real estate loan holdings during the quarter ended June 30, 2008.

The following table details the Company’s impairment charges and mark-to-market adjustments on its available for sale securities by type and by sector and its CDO liabilities for the quarter ended June 30, 2008:

Impairment charges and mark-to-market adjustments of assets and liabilities:

CDO Assets and Liabilities:

($ in millions)	CMBS(4)	Prime RMBS(5)	Subprime RMBS	Liabilities	Total
Cash flows(1)	$(24.7)	$(8.1)	$(4.5)	$—	$(37.3)
Yield-spread widening (2)	(6.9)	(0.4)	(2.9)	—	(10.2)
MTM(3) assets	4.0	—	(0.1)	—	3.9
MTM liabilities	—	—	—	(25.8)	(25.8)
Total	$(27.6)	$(8.5)	$(7.5)	$(25.8)	$(69.4)

(1)	Accounting rule EITF 99-20 refers to changes in cash flow assumptions on underlying assets.
(2)	Accounting rule EITF 99-20 refers to excessive yield-spread widening on underlying assets.
(3)	Mark-to-market adjustments under SFAS 159 (“MTM”).
(4)	Commercial mortgage-backed securities (“CMBS”).
(5)	Residential mortgage-backed securities (“RMBS”).

Non-CDO Assets:

($ in millions)	CMBS	Prime RMBS	Subprime RMBS	Preferred Stock	Total
Cash flows	$(5.6)	$(7.3)	$(2.3)	$—	$(15.2)
Yield-spread widening	(1.3)	(0.7)	(1.0)	(0.1)	(3.1)
Total	$(6.9)	$(8.0)	$(3.3)	$(0.1)	$(18.3)

GAAP Book Value

GAAP common equity book value per share was $2.46 at June 30, 2008. As announced in the first quarter earnings release, Crystal River adopted Statement of Financial Accounting Standards (“SFAS”) No. 159 on January 1, 2008. The new fair-value accounting standard permits the Company to carry both the assets and liabilities of its two securitized CDO entities at their fair values. As a result, unrealized gains and losses on the available for sale securities held within the Company’s CDOs, the corresponding CDO liabilities, and swaps previously designated as a hedge are recorded directly into earnings in the Company’s consolidated statements of operations.

Dividend Information

Crystal River announced that its Board of Directors declared a cash distribution for the quarter ended September 30, 2008 of $0.10 per share. The common stock cash distribution will be paid on October 28, 2008 to stockholders of record as of the close of business on September 30, 2008.

Due to realized losses and a projected decline in cash flows, Crystal River expects to generate significant tax operating losses in 2008 and in future periods, which may cause the Company’s Operating Earnings to exceed its taxable income for the next several years. This may enable Crystal River to retain a portion of its Operating Earnings and further strengthen its capital position by continuing to reduce short-term liabilities and then directing a portion of its cash flows into new investments. To the extent that the amount distributed is less than 90% of the year’s taxable income, the Company would expect to declare a special dividend at the end of the year in order to comply with REIT regulations.

In setting the dividend, the Board of Directors considered a number of factors, including, but not limited to, operating results, taxable income and REIT qualification requirements, available tax losses, economic conditions, capital requirements, liquidity, retention of capital and other operating trends. Given the variability of these considerations, the Board of Directors will continually reevaluate these factors when determining future dividends. However, at the current time, Crystal River’s Board views the new distribution amount as a sustainable dividend run-rate.

About Crystal River

Crystal River Capital, Inc. (NYSE: CRZ) is a specialty finance REIT. The Company invests in commercial real estate, real estate loans, and real estate–related securities, such as commercial and residential mortgage-backed securities. For more information, visit www.crystalriverreit.com.

COMPANY CONTACT

Marion Hayes

Investor Relations

Crystal River Capital, Inc.

(212) 549-8413

mhayes@crystalriverreit.com

[CRZ-F]

II.    CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets

	June 30,	March 31,	December 31,
	2008	2008	2007
($ in thousands, except share and per share data)	(unaudited)	(unaudited)
ASSETS
Available for sale securities, at fair value	$295,836	$355,528	$1,815,246
Real estate loans	24,370	50,768	170,780
Real estate loans held for sale	47,504	107,345	—
Commercial real estate, net	231,511	233,137	234,763
Other investments	1,550	1,550	37,761
Intangible assets	78,357	79,765	81,174
Cash and cash equivalents	7,754	8,664	27,521
Restricted cash	27,646	27,455	68,706
Receivables	22,119	32,490	31,637
Due from broker	—	393,566	—
Prepaid expenses and other assets	1,763	2,177	540
Deferred financing costs, net	1,707	2,152	10,750
Derivative assets	28	10	560
Total Assets	$740,145	$1,294,607	$2,479,438
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable, accrued expenses and other	$2,610	$728	$1,817
Due to manager	360	693	678
Due to affiliate	—	439	—
Dividends payable	7,454	16,835	16,828
Intangible liabilities	75,005	76,375	77,745
Repurchase agreements	22,117	408,677	1,276,121
Collateralized debt obligations (1)	204,769	182,769	486,608
Junior subordinated notes	51,550	51,550	51,550
Mortgage payable	219,380	219,380	219,380
Senior mortgage-backed notes, related party	24,087	99,143	99,815
Secured revolving credit facility, related party	38,420	48,220	67,319
Interest payable	2,454	3,610	9,256
Derivative liabilities	31,037	53,545	61,729
Total Liabilities	679,243	1,161,964	2,368,846
Commitments and contingencies
Stockholders’ Equity
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 24,775,283; 24,704,945; and 24,704,945 shares issued and outstanding, respectively	25	25	25
Additional paid-in capital	563,900	563,064	562,930
Accumulated other comprehensive loss	(9,724)	(20,135)	(15,481)
Declared dividends in excess of operations	(493,299)	(410,311)	(436,882)
Total Stockholders’ Equity	60,902	132,643	110,592
Total Liabilities and Stockholders’ Equity	$740,145	$1,294,607	$2,479,438

(1)     Fair value at June 30, 2008, and March 31, 2008 and cost at December 31, 2007.

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended			Six months ended
($ in thousands, except share and per share data)	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Revenues
Interest income – available for sale securities	$24,355	$39,937	$50,823	$64,292	$101,027
Interest income – real estate loans	2,207	2,612	4,404	4,819	8,729
Other interest and dividend income	218	669	2,276	887	4,976
Total interest and dividend income	26,780	43,218	57,503	69,998	114,732
Rental income, net	5,550	5,662	5,110	11,212	5,658
Total revenues	32,330	48,880	62,613	81,210	120,390

Expenses
Interest expense	10,732	24,268	43,179	35,000	83,298
Management fees, related party	418	667	1,828	1,085	4,181
Professional fees	585	668	1,204	1,253	1,986
Depreciation and amortization	3,022	3,022	2,798	6,044	3,109
Incentive fees	—	—	—	—	124
Insurance expense	480	330	325	810	407
Directors’ fees	127	153	178	280	340
Public company expense	302	111	161	413	232
Commercial real estate expenses	420	417	334	837	344
Provision for loss on real estate loans	7,386	9,063	—	16,449	—
Other expenses	521	129	208	896	296
Total expenses	23,993	38,828	50,215	63,067	94,317

Other revenues (expenses)
Realized net gain (loss) on sale of securities available for sale, real estate loans, and other investments	(1,263)	(3,785)	(440)	(5,048)	1,180
Realized and unrealized gain (loss) on derivatives	5,351	(43,382)	(3,598)	(38,031)	(12,207)
Impairments on available for sale securities	(18,310)	(67,154)	(22,058)	(85,464)	(22,693)
Net change in assets and liabilities valued under fair value option	(69,355)	(32,848)	—	(102,203)	—
Foreign currency exchange gain	—	—	4,249	—	4,751
Income (loss) from equity investments	—	(40)	589	(40)	1,438
Other	(295)	(529)	(214)	(578)	(72)
Total other expenses	(83,872)	(147,738)	(21,472)	(231,364)	(27,603)

Net loss	$(75,535)	$(137,686)	$(9,074)	$(213,221)	$(1,530)

Net loss per share – basic and diluted	$(3.04)	$(5.56)	$(0.36)	$(8.60)	$(0.06)
Weighted average shares of common stock outstanding:
Basic and diluted	24,807,529	24,750,048	25,029,782	24,778,788	25,036,870
Dividends declared per share of common stock	$0.30	$0.68	$0.68	$0.98	$1.36

Net Investment Income (Unaudited)

	Three months ended			Six months ended
($ in thousands, except share and per share data)	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Total interest and dividend income	$26,780	$43,218	$57,503	$69,998	$114,732
Rental income, net	5,550	5,662	5,110	11,212	5,658
Income (loss) from equity investments	—	(40)	589	(40)	1,438
Interest expense	(10,732)	(24,268)	(43,179)	(35,000)	(83,298)

Net Investment Income	$21,598	$24,572	$20,023	$46,170	$38,530
Net Investment Income per share	$0.87	$0.99	$0.80	$1.86	$1.54
Weighted average shares of common stock outstanding:
Basic and diluted	24,807,529	24,750,048	25,029,782	24,778,788	25,036,870

Reconciliation of Net Loss to Operating Earnings (Unaudited)

	Three months ended			Six months ended
($ in thousands, except share and per share data)	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Net loss	$(75,535)	$(137,686)	$(9,074)	$(213,221)	$(1,530)
Realized net (gain) loss on sale of securities available for sale, real estate loans, and other investments	1,263	3,785	440	5,048	(1,180)
Realized and unrealized (gain) loss on derivatives	(5,351)	43,382	3,598	38,031	12,207
Impairments on available for sale securities	18,310	67,154	22,058	85,464	22,693
Net change in assets and liabilities valued under fair value option	69,355	32,848	—	102,203	—
Provision for loss on real estate loans	7,386	9,063	—	16,449	—
Foreign currency exchange gain	—	—	(4,249)	—	(4,751)
Depreciation and amortization	3,022	3,022	2,798	6,044	3,109
Cash settlements on economic hedges that did not qualify for hedge accounting treatment	(1,818)	(2,044)	1,186	(3,862)	1,179

Operating Earnings	$16,632	$19,524	$16,757	$36,156	$31,727
Operating Earnings per share	$0.67	$0.79	$0.67	$1.46	$1.27
Weighted average number of shares outstanding:
Basic and diluted	24,807,529	24,750,048	25,029,782	24,778,788	25,036,870

Comprehensive Loss (Unaudited)

	Three months ended			Six months ended
($ in thousands)	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Net loss	$(75,535)	$(137,686)	$(9,074)	$(213,221)	$(1,530)

Changes in OCI - securities available for sale (1)	1,784	(7,983)	(29,361)	(6,199)	(50,474)
Unrealized loss on effective cash flow hedges	8,327	(4,128)	18,815	4,199	16,699
Realized and unrealized (gain) loss on cash flow hedges	—	8,982	281	8,982	(2,457)
Amortization of net (gain) loss on cash flow hedges into interest expense	300	145	(432)	445	(822)
Comprehensive loss	$(65,124)	$(140,670)	$(19,771)	$(205,794)	$(38,584)

(1)              Represents reclassification from OCI (“Other Comprehensive Income”) to impairments on available for sale securities.

Reconciliation of Net Loss to Estimated REIT Taxable Income (Loss) (Unaudited)

($ in thousands, except share and per share data)	Three months ended June 30, 2008	Six months ended June 30, 2008

GAAP net loss	$(75,535)	$(213,221)

Adjustments to GAAP net loss:
Net loss of taxable REIT subsidiary	—	495
Share-based compensation	89	(94)
Net tax adjustments related to interest income	(2,751)	(5,655)
Tax derivative loss in excess of book loss	(28,953)	(16,078)
Capital-loss limitation	1,532	35,849
Impairment losses not deductible for tax purposes	18,310	85,464
Net change in assets and liabilities valued under fair value option	69,355	102,203
Loan loss allowance not deductible for tax purposes	7,386	16,449
GAAP-to-tax difference on rent escalation and lease amortization	(393)	(774)
Other	(23)	(46)
Net adjustments from GAAP net loss to estimated REIT taxable income	64,552	217,813
Estimated REIT taxable income (loss)	(10,983)	4,592
Estimated REIT taxable income (loss) per share	$(0.44)	$0.19
Weighted average number of shares outstanding:
Basic and diluted	24,807,529	24,778,788

III.                           SUPPLEMENTAL INFORMATION

Total Investment Portfolio at June 30, 2008

The following table summarizes the Company’s investment portfolio at June 30, 2008, March 31, 2008, and June 30, 2007:

	June 30, 2008		March 31, 2008		June 30, 2007
	Carrying		Carrying		Carrying
($ in millions)	Value	% Total	Value	% Total	Value	% Total
Available for sale securities
Agency MBS	$—	—	$—	—	$ 2,369.2	63.3%
CMBS	241.7	40.2%	271.1	36.2%	510.9	13.6%
Prime RMBS	37.8	6.3%	56.3	7.5%	168.0	4.5%
Subprime RMBS	16.3	2.7%	28.0	3.7%	113.4	3.0%
ABS (1)	—	—	—	—	42.0	1.1%
Preferred stock (2)	0.0	0.0%	0.1	0.0%	3.4	0.1%
Direct real estate loans
Construction loans	16.0	2.7%	16.4	2.2%	20.5	0.5%
Mezzanine loans (3)	26.3	4.4%	31.9	4.3%	31.9	0.9%
Whole loans (4)	29.6	4.9%	109.8	14.7%	213.5	5.7%
Real estate finance fund	—	—	—	—	35.3	1.0%
Commercial real estate–owned	231.5	38.5%	233.1	31.2%	212.2	5.7%
Other	1.6	0.3%	1.6	0.2%	23.4	0.6%
Total	$600.8	100.0%	$748.3	100.0%	$ 3,743.7	100.0%

(1)          Asset-backed securities (“ABS”).

(2)          Exact balance at June 30, 2008 of $24,250.

(3)          Includes two loans in the amount of $20.4 million as held for sale.

(4)          Includes two loans in the amount of $27.1 million as held for sale, which were sold subsequent to the end of the second quarter.

Second Quarter 2008 Securities Roll-Forward Table

The table below details the impact of purchases and sales, principal paydowns, premium and discount amortization, and adjustments to market value on our available for sale securities during the second quarter of 2008:

					Total
($ in millions)	CMBS	Prime RMBS	Subprime RMBS	Preferred Stock	Portfolio
Carrying Value March 31, 2008	$271.1	$56.3	$28.0	$0.1	$355.5
Sales	—	—	—	—	—
Principal paydowns	0.0	(3.1)	(0.7)	—	(3.8)
Principal loss	—	(0.3)	—	—	(0.3)
Amortization	3.1	1.4	(0.1)	—	4.4
Market value adjustments:
CDO assets	(27.6)	(8.5)	(7.5)	—	(43.6)
Non-CDO assets	(6.8)	(8.0)	(3.4)	(0.1)	(18.3)
OCI	1.9	—	—	—	1.9
Carrying Value June 30, 2008	$241.7	$37.8	$16.3	$—	$295.8

COMMERCIAL REAL ESTATE (“CRE”) INVESTMENT PORTFOLIO

At June 30, 2008, Crystal River’s CRE investment portfolio totaled $234.9 million. The CRE portfolio consisted of three high-quality office buildings 100% leased on a triple-net basis to JPMorgan Chase. The buildings are financed with long-term fixed-rate mortgage loans.

CRE investment portfolio at June 30, 2008:

		Year of			Mortgage	Net Book
		Lease	Total Area	Book Value (1)	Debt	Equity
Location	Tenant	Expiry	(000s Sq. Ft.)	(Millions)	(Millions)	(Millions)
Houston, Texas	JPMorgan Chase	2021	428.6	$61.3	$53.4	$7.9
Arlington, Texas	JPMorgan Chase	2027	176.0	21.6	20.9	0.7
Phoenix, Arizona	JPMorgan Chase	2021	724.0	152.0	145.1	6.9
Total CRE			1,328.6	$234.9	$219.4	$15.5

(1)              Book value includes intangible assets and intangible liabilities, but excludes rent-enhancement receivables.

REAL ESTATE LOAN INVESTMENT PORTFOLIO

At June 30, 2008, Crystal River’s real estate loan portfolio, which consists of mezzanine loans, construction loans and whole loans, totaled $71.9 million and had a weighted average interest rate of 8.5%. Crystal River recorded a $7.4 million loan loss allowance on its real estate loan holdings during the quarter ended June 30, 2008. Included in this charge is a $5.7 million net mark-to-market adjustment resulting from designating two loans in its real estate loan portfolio as held for sale.

During the second quarter, Crystal River sold whole loans for $78.2 million that the Company had designated for sale in the first quarter of 2008. The remaining loans that had been designated for sale in the first quarter were sold in July 2008 for $27.1 million. Also subsequent to the second quarter of 2008, the Company’s $9.6 million investment in construction loan Birchwood Acres matured. The investment, which paid off at par, had a floating-rate coupon of LIBOR plus 3.1%.

Real estate loan portfolio at June 30, 2008:

			Construction
	Mezzanine Loans		Loans		Whole Loans		Total / WA(1)
($ in millions)	Fixed	Floating	Fixed	Floating	Fixed	Floating	Fixed	Floating
Outstanding Face Amount	$ 26.1	$ 5.9	$ 13.9	$ 9.7	$ 29.9	$ 2.5	$ 69.9	$ 18.1
Carrying Value	20.4	5.9	6.3	9.7	27.1	2.5	53.8	18.1
Amortized Cost	26.0	5.9	13.9	9.7	29.8	2.5	69.7	18.1
Fair Value	20.4	5.7	6.8	9.6	27.1	2.4	54.3	17.6
Number of Loans	2	1	1	1	2	1	5	3
WA LTV(2)	80%	37%	116%	24%	55%	55%	76%	32%
Number of loans that are delinquent	—	—	1	—	—	—	1	—
WA Fixed Rate	8.83%	n/a	16.00%	n/a	5.36%	n/a	8.77%	n/a
WA Floating Rate: Spread over LIBOR(3)	n/a	11.47%	n/a	5.56%	n/a	5.73%	n/a	7.50%

(1)          Weighted Average (“WA”).

(2)          Loan-to-Value (“LTV”).

(3)          London Interbank Offered Rate (“LIBOR”).

CMBS INVESTMENT PORTFOLIO

CMBS portfolio by credit rating at June 30, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield(1)	Term (Yrs)(2)
BBB	$ 103.1	$ 104.8	18.5%	8.6
BB	56.0	58.0	23.2%	8.8
B	39.7	41.0	23.5%	8.9
Below B	37.0	37.9	17.1%	6.9
Total CMBS	$ 235.8	$ 241.7	20.2%	8.4

(1) Yield is the calculated internal rate of return based on amortized cost and expected loss-adjusted cash flows.

(2) Refers to the loss-adjusted weighted average remaining life.

Credit characteristics of CMBS portfolio by vintage at June 30, 2008:

CDO Assets:

Vintage	WA Rating(1)	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date(2)
Pre-2005	BB-	$ 2.8	$ 2.8	$ 1.6	3.15%	1.54%	0.00%
2005	BB-	244.8	244.8	91.2	2.60%	1.23%	0.00%
2006	BB	248.3	248.3	83.4	2.26%	0.20%	0.00%
2007	BB+	27.9	27.9	9.2	2.69%	0.05%	0.00%
Total CMBS	BB-	$ 523.8	$ 523.8	$ 185.4	2.45%	0.68%	0.00%

(1) Rounded to nearest rating.

(2) Based on original face amount.

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	NR	$ 50.8	$ 43.1	$ 3.7	0.28%	1.05%	15.18%
2006	B-	119.6	119.6	23.4	0.58%	0.65%	0.00%
2007	B	132.8	132.8	29.2	1.16%	0.39%	0.00%
Total CMBS	B-	$ 303.2	$ 295.5	$ 56.3	0.80%	0.59%	2.54%

PRIME RMBS INVESTMENT PORTFOLIO

Prime RMBS portfolio by credit rating at June 30, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BBB	$ 5.6	$ 5.6	27.5%	6.1
BB	9.9	9.9	48.1%	6.6
B	17.7	17.7	64.3%	6.4
Below B	4.6	4.6	111.2%	2.2
Total Prime RMBS	$ 37.7	$ 37.8	60.5%	5.9

Credit Characteristics of Prime RMBS portfolio by vintage at June 30, 2008:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	B	$ 1.9	$ 1.8	$ 0.7	0.22%	0.34%	1.44%
2004	BB	18.8	12.9	2.6	2.05%	7.53%	0.22%
2005	B+	92.9	79.6	16.3	1.50%	8.03%	0.01%
Total Prime RMBS	B+	$ 113.6	$ 94.3	$ 19.6	1.55%	7.82%	0.07%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	NR	$ 1.9	$ 1.8	$ 0.2	0.00%	0.34%	2.13%
2004	NR	4.2	2.9	0.5	0.00%	0.93%	28.05%
2005	CCC-	104.3	83.9	13.7	0.55%	5.05%	10.40%
2006	B	5.0	4.9	1.2	0.64%	1.57%	0.00%
2007	CCC	19.1	19.0	2.6	0.31%	1.61%	0.24%
Total Prime RMBS	CCC-	$ 134.5	$ 112.5	$ 18.2	0.49%	4.14%	9.00%

SUBPRIME RMBS INVESTMENT PORTFOLIO

Subprime RMBS Investment Portfolio at June 30, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BBB	$ 3.6	$ 3.6	36.5%	7.2
BB	1.2	1.2	44.6%	4.9
B	0.8	0.8	41.6%	10.2
Below B	10.7	10.7	64.4%	10.1
Total Subprime RMBS	$ 16.3	$ 16.3	55.7%	9.0

Credit Characteristics of Subprime RMBS portfolio by vintage at June 30, 2008:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	BB-	$ 80.3	$ 74.2	$ 10.5	5.79%	29.77%	0.00%
Total Subprime RMBS	BB-	$ 80.3	$ 74.2	$ 10.5	5.79%	29.77%	0.00%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	BB-	$30.2	$29.2	$2.4	4.62%	33.10%	0.00%
2006	B	25.2	24.6	2.8	5.49%	28.99%	0.00%
2007	CCC	9.1	9.1	0.6	1.93%	21.22%	0.00%
Total Sub-prime RMBS	B	$64.5	$62.9	$5.8	4.57%	29.77%	0.00%

Financing Details

The following table shows the Company’s available for sale securities, real estate loans, and other investments as of June 30, 2008, and the different lines used to finance such assets, categorized by (i) CDO debt, (ii) other term debt, such as mortgage loans on commercial real estate and trust preferred securities, (iii) the Company’s secured revolving credit facility, and (iv) reverse repurchase agreements:

	Assets	Debt
($ in millions)	Carrying Value	CDO Debt (1)	Other Term Debt	Funding Facility	Repurchase Agreements

CMBS	$241.7	$188.3	$—	$—	$21.7
Prime RMBS	37.8	10.6	—	—	0.4
Subprime RMBS	16.3	5.8	—	—	—
Preferred Stock (2)	0.0	—	—	—	—
Real estate loans	71.9	—	24.1	21.4	—
Commercial real estate	231.5	—	219.4	17.0	—
Real Estate Finance Fund	—	—	—	—	—
Trust Preferred Securities	—	—	51.6	—	—
Other	1.6	—	—	—	—

Total	$600.8	$204.7	$295.1	$38.4	$22.1

(1)             CDO debt has been allocated based upon the asset mix within the Company’s CDOs.

(2)             Exact balance of $24,250.

CDO and Non-CDO Assets

The table below summarizes the breakdown of our available for sale securities between assets held by non-recourse securitization subsidiaries financed by CDO debt and assets held directly at June 30, 2008:

($ in millions)	Consolidated Carrying Value	CDO Assets	Non-CDO Assets
CMBS	$241.7	$185.4	$56.3
Prime RMBS	37.8	19.6	18.2
Subprime RMBS	16.3	10.5	5.8
ABS	—	—	—
Preferred Stock (1)	0.0	—	0.0
Total	$295.8	$215.5	$80.3

(1)             Exact balance of $24,250.

Our securitized assets are held by two non-recourse securitization subsidiaries financed by CDO debt.  The table below details the assets and liabilities of these securitizations at June 30, 2008:

($ in millions)	Consolidated Outstanding Face Amount	Consolidated Carrying Value	CDO I	CDO II
CMBS	$ 523.8	$ 185.4	$ 39.7	$ 145.7
Prime RMBS	94.3	19.6	19.6	—
Subprime RMBS	74.2	10.5	10.5	—
Collateralized debt obligations	(480.3)	(204.8)	(48.2)	(156.6)
Net Equity	$ 212.0	$ 10.7	$ 21.6	$ (10.9)

OTHER INFORMATION

The Company will file its Form 10-Q for the quarter ended June 30, 2008 with the Securities and Exchange Commission by 5:30 p.m. EDT on Monday, August 11, 2008. Please read the Form 10-Q carefully as it contains Crystal River’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Form 10-Q also will be made available under the Investor Relations section of Crystal River’s website at www.crystalriverreit.com.

Definition of Operating Earnings

This press release and accompanying financial information make reference to Operating Earnings on a total and per share basis. The Company considers its Operating Earnings to be income after operating expenses but before loan loss provisions, realized and unrealized gains and losses, hedge ineffectiveness, foreign currency exchange impact, loss on impairment of assets and commercial real estate depreciation and amortization. The Company believes Operating Earnings provides useful information to investors because it views Operating Earnings as an effective indicator of the Company’s profitability and financial performance over time. Operating Earnings can and will fluctuate based on changes in asset levels, funding rates, available reinvestment rates, expected losses on credit-sensitive positions and the return on the Company’s investments as the underlying assets are carried at estimated fair value. The Company has provided the components of Operating Earnings and a full reconciliation from net income (loss) to Operating Earnings with the financial statements accompanying this press release. Operating Earnings is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Definition of Net Investment Income

This press release and accompanying financial information make reference to Net Investment Income on a total and per share basis. The Company considers its Net Investment Income to be total revenues including income from equity investments less interest expense. The Company believes Net Investment Income provides useful information to investors because it represents the largest component of the Company’s Operating Earnings, which management believes is an effective indicator of the Company’s profitability and financial performance over time. The Company provides the components of Net Investment Income with the financial statements accompanying this press release. Net Investment Income is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Definition of Estimated REIT Taxable Income (Loss)

Estimated REIT Taxable Income (Loss) is a non-GAAP financial measure and does not purport to be an alternative to net loss determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Estimated REIT Taxable Income (Loss) excludes the undistributed taxable income (loss) of Crystal River’s domestic taxable REIT subsidiary. This non-GAAP financial measure is important to Crystal River and its stockholders because, as a real estate investment trust, we are required to pay substantially all of our REIT taxable income in the form of distributions to our stockholders and Estimated REIT Taxable Income (Loss) is an effective indicator of the total amount of REIT taxable income available for distributions. Because not all REITs use identical calculations, this presentation of Estimated REIT Taxable Income (Loss) may not be comparable to other similarly titled measures prepared and reported by other companies. The Company provides a full reconciliation from net loss to Estimated REIT Taxable Income (Loss) with the financial statements accompanying this press release.

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our future financial results. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, future margin reductions and the availability of liquid assets to post additional collateral, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended March 31, 2008, filed with the SEC on May 12, 2008, and the updated version of those risk factors that the Company will file as Exhibit 99.1 to the Form 10-Q for the period ended June 30, 2008 that we expect to file with the SEC on August 11, 2008. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.